CONSOLIDATED FINANCIAL STATEMENT
AT DECEMBER 31 OF 2003 AND 2002
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	30,881,346	100	31,578,975	100

2	CURRENT ASSETS	8,885,765	29	9,682,742	31
3	CASH AND SHORT-TERM INVESTMENTS	1,412,709	5	2,367,200	7
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,217,836	7	2,170,376	7
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,331,263	4	1,100,943	3
6	INVENTORIES	3,923,957	13	4,044,223	13
7	OTHER CURRENT ASSETS	-	0	-	0
8	LONG-TERM	791,222	3	618,217	2
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	791,222	3	618,217	2
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	0	-	0
11	OTHER INVESTMENTS	-	0	-	0
12	PROPERTY, PLANT AND EQUIPMENT	19,328,689	63	19,348,864	61
13	PROPERTY	14,213,807	46	14,209,506	45
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	27,288,076	88	26,770,963	85
15	OTHER EQUIPMENT	-	0	-	0
16	ACCUMULATED DEPRECIATION	23,161,563	75	22,483,089	71
17	CONSTRUCTION IN PROGRESS	988,369	3	851,484	3
18	DEFERRED ASSETS (NET)	1,875,670	6	1,929,152	6
19	OTHER ASSETS	-	0	-	0

20	TOTAL LIABILITIES	22,231,576	100	22,401,959	100

21	CURRENT LIABILITIES	8,941,354	40	9,533,625	43
22	SUPPLIERS	2,181,406	10	2,413,560	11
23	BANK LOANS	3,729,655	17	4,762,427	21
24	STOCK MARKET LOANS	769,031	3	233,390	1
25	TAXES TO BE PAID	-	0	12,030	0
26	OTHER CURRENT LIABILITIES	2,261,262	10	2,112,218	9
27	LONG-TERM LIABILITIES	11,339,860	51	10,839,988	48
28	BANK LOANS	3,572,198	16	7,865,047	35
29	STOCK MARKET LOANS	7,767,662	35	2,974,941	13
30	OTHER LOANS	-	0	-	0
31	DEFERRED LOANS	505,478	2	586,640	3
32	OTHER LIABILITIES	1,444,884	6	1,441,706	6

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,649,771	100	9,177,016	100

34	MINORITY INTEREST	2,875,235	33	2,837,335	31
35	MAJORITY INTEREST	5,774,536	67	6,339,681	69
36	CONTRIBUTED CAPITAL	7,399,861	86	7,402,500	81
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	4
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	6,124,913	71	6,124,913	67
39	PREMIUM ON SALES OF SHARES	950,948	11	953,587	10
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	0	-	0
41	CAPITAL INCREASE (DECREASE)	(1,625,325)	(19)	(1,062,819)	(12)
42	RETAINED EARNINGS AND CAPITAL RESERVE	18,410,482	213	18,541,388	202
43	REPURCHASE FUND OF SHARES	2,514,000	29	514,000	6
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(21,980,360)	(254)	(20,098,381)	(219)

45	NET INCOME FOR THE YEAR	(569,447)	(7)	(19,826)	0

CONSOLIDATED FINANCIAL STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	1,412,709	100	2,367,200	100
46	CASH	430,388	30	513,076	22
47	SHORT-TERM INVESTMENTS	982,321	70	1,854,124	78
18	DEFERRED ASSETS (NET)	1,875,670	100	1,929,152	100
48	AMORTIZED OR REDEEMED EXPENSES	1,059,853	57	1,112,730	58
49	GOODWILL	815,817	43	816,422	42
50	DEFERRED TAXES	-	0	-	0
51	OTHERS	-	0	-	0
21	CURRENT LIABILITIES	8,941,354	100	9,533,625	100
52	FOREIGN CURRENCY LIABILITIES	6,282,574	70	7,221,234	76
53	MEXICAN PESOS LIABILITIES	2,658,780	30	2,312,391	24
24	STOCK MARKET LOANS	769,031	100	233,390	100
54	COMMERCIAL PAPER	769,031	100	233,390	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	0	-	0
56	CURRENT MATURITIES OF BONDS	-	0	-	0
26	OTHER CURRENT LIABILITIES	2,261,262	100	2,112,218	100
57	OTHER CURRENT LIABILITIES WITH COST	-	0	-	0
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,261,262	100	2,112,218	100
27	LONG-TERM LIABILITIES	11,339,860	100	10,839,988	100
59	FOREIGN CURRENCY LIABILITIES	6,095,193	54	5,663,440	52
60	MEXICAN PESOS LIABILITIES	5,244,667	46	5,176,548	48
29	STOCK MARKET LOANS	7,767,662	100	2,974,941	100
61	BONDS	-	0	-	0
62	MEDIUM TERM NOTES	7,767,662	100	2,974,941	100
30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	0	-	0
64	OTHER LOANS WITHOUT COST	-	0	-	0
31	DEFERRED LOANS	505,478	100	586,640	100
65	NEGATIVE GOODWILL	-	0	-	0
66	DEFERRED TAXES	505,478	100	586,640	100
67	OTHERS	-	0	-	0
32	OTHER LIABILITIES	1,444,884	100	1,441,706	100
68	RESERVES	1,322,534	92	1,300,696	90
69	OTHERS LIABILITIES	122,350	8	141,010	10
44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(21,980,360)	100	(20,098,381)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	0	-	0
71	INCOME FROM NON-MONETARY POSITION ASSETS	(21,980,360)	100	(20,098,381)	100

CONSOLIDATED FINANCIAL STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	(55,589)	149,117
73	PENSIONS FUND AND SENIORITY PREMIUMS	556,792	408,879
74	EXECUTIVES (*)	281	352
75	EMPLOYERS (*)	5,572	5,724
76	WORKERS (*)	19,976	21,097
77	CIRCULATION SHARES (*)	300,646,810	300,646,810
78	REPURCHASED SHARES (*)	23,353,190	23,353,190

CONSOLIDATED EARNING STATEMENT
FROM JANUARY THE 1st TO SEPTEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	24,954,194	100	25,425,513	100
2	COST OF SALES	18,047,339	72	18,040,341	71
3	GROSS INCOME	6,906,855	28	7,385,172	29
4	OPERATING EXPENSES	5,059,409	20	5,267,740	21
5	OPERATING INCOME	1,847,446	7	2,117,432	8
6	TOTAL FINANCING COST	1,996,162	8	2,352,993	9
7	INCOME AFTER FINANCING COST	(148,716)	(1)	(235,561)	(1)
8	OTHER FINANCIAL OPERATIONS	149,760	1	433,106	2
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(298,476)	(1)	(668,667)	(3)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	85,314	-	(436,107)	(2)
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(383,790)	(2)	(232,560)	(1)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(383,790)	(2)	(232,560)	(1)
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	(359,066)	(1)
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(383,790)	(2)	126,506	-
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	(383,790)	(2)	126,506	-
19	NET INCOME OF MINORITY INTEREST	185,657		146,332
20	NET INCOME OF MAJORITY INTEREST	(569,447)		(19,826)

CONSOLIDATED EARNING STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	24,954,194	100	25,425,513	100
21	DOMESTIC	18,483,957	74	19,046,358	75
22	FOREIGN	6,470,237	26	6,379,155	25
23	TRANSLATED INTO DOLLARS (***)	580,100	2	585,946	2
6	TOTAL FINANCING COST	1,996,162	100	2,352,993	100
24	INTEREST PAID	1,973,111	99	1,701,346	72
25	EXCHANGE LOSSES	780,750	39	1,605,354	68
26	INTEREST EARNED	187,829	9	144,332	6
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(569,870)	(29)	(809,375)	(34)
8	OTHER FINANCIAL OPERATIONS	149,760	100	433,106	100
29	OTHER NET EXPENSES (INCOME) NET	149,760	100	433,106	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	85,314	100	(436,107)	100
32	INCOME TAX	197,557	232	421,847	(97)
33	DEFERRED INCOME TAX	(150,042)	(176)	(907,131)	208
34	WORKERS' PROFIT SHARING	17,281	20	47,747	(11)
35	DEFERRED WORKERS' PROFIT SHARING	20,518	24	1,430	-

CONSOLIDATED EARNING STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	30,091,522	29,799,466
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	24,954,194	25,425,513
39	OPERATION INCOME (**)	1,847,447	2,117,432
40	NET INCOME OF MAJORITY INTEREST (**)	(569,447)	(19,827)
41	NET CONSOLIDATED INCOME (**)	(383,790)	126,506

CONSOLIDATED FINANCIAL STATEMENT
FROM JANUARY THE 1st TO SEPTEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	(383,790)	126,506
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT
	REQUIRE USING CASH	2,229,525	1,243,342
3	CASH FLOW FROM NET INCOME OF THE YEAR	1,845,735	1,369,848
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(485,783)	(833,415)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	1,359,952	536,433
6	CASH FLOW FROM EXTERNAL FINANCING	(27,009)	643,754
7	CASH FLOW FROM INTERNAL FINANCING	(239,074)	(360,915)
8	CASH FLOW GENERATED (USED) BY FINANCING	(266,083)	282,839
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(2,048,360)	397,795
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	(954,491)	1,217,067
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	2,367,200	1,150,133
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	1,412,709	2,367,200

CONSOLIDATED FINANCIAL STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE	2,229,525	1,243,342
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	1,955,780	1,996,316
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	250,926	194,444
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	22,819	(947,418)
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(485,783)	(833,415)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	(79,492)	(315,875)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	66,989	(572,659)
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(222,960)	169,859
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	(214,585)	(277,750)
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	(35,735)	163,010
6	CASH FLOW FROM EXTERNAL FINANCING	(27,009)	643,754
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	26,770	5,724,070
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	-	4,023,519
25	+ DIVIDEND RECEIVED
26	+ OTHER FINANCING	-	(43,777)
27	(-) BANK FINANCING AMORTIZATION	(53,779)	(9,060,058)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-
7	CASH FLOW FROM INTERNAL FINANCING	(239,074)	(360,915)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(239,074)	(367,746)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	6,831
9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(2,048,360)	397,795
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(1,775,537)	(1,067,065)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	-	(5,947)
38	+ SALE OF TANGIBLE FIXED ASSETS	44,015	145,590
39	+ (-) OTHER ITEMS	(316,838)	1,325,217

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	(1.54)%		0.50%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	(9.86)%		(0.31)%
3	NET INCOME TO TOTAL ASSETS (**)	(1.24)%		0.40%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	(148.48)%		639.79%
	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.81	times	0.81	times
7	NET SALES TO FIXED ASSETS (**)	1.29	times	1.31	times
8	INVENTORIES ROTATION (**)	4.60	times	4.46	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	27.82	days	26.72	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	12.46%		10.74%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	71.99%		70.94%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.57	times	2.44	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	55.68%		57.52%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	58.67%		56.02%
15	OPERATING INCOME TO INTEREST PAID	0.94	times	1.24	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.12	times	1.13	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	0.99	times	1.02	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.55	times	0.59	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.40	times	0.43	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	15.80%		24.83%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	7.40%		5.39%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(1.95)%		(3.28)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	0.69	times	0.32	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	10.15%		227.60%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	89.85%		(127.60)%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	86.68%		(268.24)%

DATA PER SHARE
CONSOLIDATED FINANCIAL STATEMENT

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$ (1.93)		$ (0.07)
2	BASIC PROFIT PER PREFERENT SHARE (**)	$ -		$ -
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$ -		$ -
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$ (129.80)		$ (77.34)
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ 119.41
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
8	CARRYING VALUE PER SHARE	$ 19.53		$ 21.08
9	CASH DIVIDEND ACCUMULATED PER SHARE	$ 0.36		$ 0.25
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.44	times	0.41	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	(4.48)	times	(131.19)	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times

RELATIONS OF SHARES INVESTMENTS
ANNEX 3

COMPANY NAME	MAIN ACTIVITIES	NUMBER OF SHARES	OWNERSHIP	TOTAL AMOUNT (Thousands of Pesos)
SUBSIDIARIES				ACQUISITION COST	PRESENT VALUE
VITRO ENVASES DE NORTEAMERICA S.A. DE C.V.	ENVASES DE VIDRIO	759,561,828	100.00	1,684,618	1,684,618
PLASTICOS BOSCO SA DE CV	ARTICULOS DE PLASTICO	2,816,542	100.00	63,053	63,053
ENVASES CUAUTITLAN SA	FAB. Y VTA. ENVASES DE PLASTICO	40,364,003	100.00	-	-
VITRO PLAN SA DE CV	SUB-TENEDORA	31,830,500	65.00	31,830	31,830
VITRO CORPORATIVO SA DE CV	PRESTACION DE SERVICIOS	741,955,513	100.00	741,956	741,956
VITROCRISA HOLDING S DE RL DE CV	SUB-TENEDORA	94,937,160	51.00	76,943	76,943
AEROVITRO SA DE CV	PRESTACION DE SERVICIOS AEREOS	71,524,627	100.00	161,568	161,568
VITRO AMERICAN NATIONAL CAN SA DE CV	FAB. DE LATAS DE ALUMINIO	105,672,290	50.00	105,672	105,672
SERVICIOS LEGALES Y VALORES SA DE CV	PRESTACION DE SERVICIOS	63,200	100.00	55	55
FOMENTO INMOBILIARIO Y DE LA CONSTRUCCION SA DE CV	INMOBILIARIA	470,997,088	100.00	470,997	470,997
INMOBILIARIA DE LA SUERTE SA DE CV	ARRENDADORA DE INMUEBLES	34,999	100.00	42	42
FABRICACION DE CUBIERTOS SA DE CV	FAB. DE CUBIERTOS	30,412,485	100.00	30,412	30,412
CRISA LIBBEY SA DE CV	COMERCIALIZADORA	25,500	51.00	26	26
SERVICIOS Y OPERACIONES FINANCIERAS VITRO SA DE CV	PRESTACION DE SERVICIOS	345,459,243	100.00	345,459	345,459
METALURGIA ORIENTAL SA DE CV	BIENES DE CAPITAL Y HERRAMIENTAS	25,321,041	100.00	25,321	25,321
MANUFACTURAS ENSAMBLAJES Y FUNDICIONES S DE RL DE CV	COMERCIALIZADORA	118,763,806	100.00	118,764	118,764
VITRO H20 DE MEXICO S DE RL DE CV	ARTICULOS PARA TRATAMIENTO DE AGUA	2,244,018	51.00	2,244	2,244

TOTAL INVESTMENT IN SUBSIDIARIES				3,858,960	3,858,960

ASSOCIATEDS

TOTAL INVESTMENT IN ASSOCIATEDS				-	-

TOTAL					3,858,960

CREDITS BREAKDOWN

ANNEX 5
(Thousands of Pesos)
			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
HSBC BANK	21/08/2006	3.18	38,004	107,216	-	29,418	-	-	-	-
CITIBANK N.A.	21/08/2006	3.18	57,017	166,210	-	44,117	-	-	-	-
BANCOMEXT	21/08/2006	3.18	73,341	176,131	-	49,016	-	-	-	-
ABN AMRO BANK, N.V.	21/08/2006	3.18	38,004	107,215	-	29,418	-	-	-	-
BANCO NACIONAL DE MEXICO, S.	21/08/2006	3.18	38,004	107,215	-	29,418	-	-	-	-
BANK OF MONTREAL	21/08/2006	3.18	25,339	67,885	-	19,608	-	-	-	-
BANCA NAZIONALE DE LAVORO	21/08/2006	3.18	12,675	28,555	-	9,798	-	-	-	-
CHASE BANK OF TEXAS	21/08/2006	3.18	12,675	28,555	-	9,798	-	-	-	-
CREDIT SUISSE FIRST BOSTON	21/08/2006	3.18	12,675	28,555	-	9,798	-	-	-	-
HYPO VEREISBANK	22/11/2007	1.98	-	-	-	3,495	3,495	3,495	3,495	-
HYPO VEREISBANK	1/11/2008	2.36	-	-	-	7,068	7,068	7,068	7,068	7,068
HYPO VEREISBANK	1/10/2006	2.11	-	-	-	1,116	1,116	1,116	-	-
COMERICA BANK	10/06/2008	3.23	-	-	-	11,237	11,237	11,237	11,237	5,618
CALIFORNIA COMMERCE BANK	15/01/2004	2.32	-	-	325,878	-	-	-	-	-
COMERICA BANK	24/02/2004	2.67	-	-	-	22,474	-	-	-	-
ABN AMRO BANK, N.V.	12/03/2004	2.5	-	-	125,856	-	-	-	-	-
TORONTO DOMINION BANK	5/01/2008	1.37	-	-	-	6,333	6,333	6,333	6,333	3,191
HYPO VEREISBANK	26/05/2006	1.98	-	-	-	2,370	2,370	1,185	-	-
HYPO VEREISBANK	1/07/2007	1.88	-	-	-	1,206	1,206	1,206	1,206	-
BANCO NACIONAL DE MEXICO, S.	31/08/2004	3.42	-	-	-	337,116	-	-	-	-
CITIBANK N.A.	29/06/2005	3.64	-	-	-	111,248	37,082	-	-	-
BANK OF MONTREAL	5/01/2004	3.94	-	-	-	44,948	-	-	-	-
COMERICA BANK	5/01/2004	3.94	-	-	-	44,948	-	-	-	-
EXPORT DEVELOPMENT CO.	5/01/2004	3.94	-	-	-	22,474	-	-	-	-
HYPO VEREISBANK	29/12/2004	1.87	-	-	-	2,595	-	-	-	-
UNSECURED DEBT
CITIBANK N.A.	26/03/2004	3.43	-	-	28,093	-	-	-	-	-
CITIBANK N.A.	4/05/2004	3.49	-	-	33,711	-	-	-	-	-
CITIBANK N.A.	26/05/2004	3.48	-	-	11,237	-	-	-	-	-
CITIBANK N.A.	7/06/2004	3.48	-	-	10,900	-	-	-	-	-
CITIBANK N.A.	10/03/2004	3.43	-	-	5,618	-	-	-	-	-
CITIBANK N.A.	7/06/2004	3.48	-	-	28,093	-	-	-	-	-
CITIBANK N.A.	4/02/2004	3.46	-	-	28,093	-	-	-	-	-
BBVA BANCOMER	13/02/2004	3.18	-	-	56,186	-	-	-	-	-
CITIBANK N.A.	16/06/2004	3.47	-	-	33,711	-	-	-	-	-
CITIBANK N.A.	12/03/2004	3.43	-	-	44,948	-	-	-	-	-
CITIBANK N.A.	17/05/2004	3.47	-	-	28,093	-	-	-	-	-
CITIBANK N.A.	26/05/2004	3.48	-	-	44,948	-	-	-	-	-
CITIBANK N.A.	13/02/2004	3.44	-	-	44,948	-	-	-	-	-
CITIBANK N.A.	7/06/2004	3.48	-	-	50,567	-	-	-	-	-
CITIBANK N.A.	16/04/2004	3.46	-	-	39,330	-	-	-	-	-
CITIBANK N.A.	9/02/2004	3.43	-	-	22,474	-	-	-	-	-
CITIBANK N.A.	7/01/2004	3.37	-	-	33,711	-	-	-	-	-
CITIBANK N.A.	10/03/2004	3.43	-	-	16,855	-	-	-	-	-
CITIBANK N.A.	12/03/2004	3.43	-	-	5,618	-	-	-	-	-
CITIBANK N.A.	1/06/2004	3.29	-	-	11,309	-	-	-	-	-
CITIBANK N.A.	1/04/2004	3.63	-	-	6,746	-	-	-	-	-
LLOYDS BANK	1/05/2004	3.03	-	-	6,502	-	-	-	-	-
SCOTIABANK	1/09/2009	4.36	-	-	-	7,605	7,605	7,605	7,605	45,629
SCOTIABANK	1/09/2006	3.05	-	-	5,806	-	-	-	-	-
BANCO COMERCIAL PORTUGUES	5/06/2005	4.28	-	-	-	341	174	-	-	-
BANCO PORTUGUES DE INVESTIMI	9/05/2004	4.28	-	-	298	-	-	-	-	-
BANCO PORTUGUES DE INVESTIMI	25/07/2006	4.28	-	-	-	464	464	404	-	-
BANCO ESPIRITU SANTO	30/11/2005	4.78	-	-	-	94	95	-	-	-
BANCO ESPIRITU SANTO	16/02/2006	4.78	-	-	-	195	241	-	-	-
BANCO PORTUGUES DE INVESTIMI	15/09/2004	4.78	-	-	195	-	-	-	-	-
BANCO ESPIRITU SANTO	20/03/2004	4.78	-	-	40	-	-	-	-	-
BANCO COMERCIAL PORTUGUES	25/12/2005	4.28	-	-	-	748	32	-	-	-
BANCO PORTUGUES DE INVESTIMI	15/03/2006	4.28	-	-	-	2,213	2,213	1,629	-	-
BANCO COMERCIAL PORTUGUES	25/12/2005	4.28	-	-	-	234	11	-	-	-
BANCO COMERCIAL PORTUGUES	7/06/2005	4.28	-	-	-	235	190	-	-	-
BANCO PORTUGUES DE INVESTIMI	25/11/2004	4.28	-	-	354	-	-	-	-	-
BANCO ATLANTICO	7/01/2005	3.48	-	-	-	-	9,934	-	-	-
BANCO PORTUGUES DE INVESTIMI	30/07/2008	4.28	-	-	-	2,838	2,838	2,838	2,838	1,663
BANCO NACIONAL DE CREDITO IN	23/09/2004	3.48	-	-	11,523	-	-	-	-	-
BANCO HERRERO	13/09/2004	3.28	-	-	1,191	-	-	-	-	-
BANCO BILBAO VIZCAYA	22/05/2004	3.28	-	-	3,527	-	-	-	-	-
LA CAIXA	17/06/2004	3.28	-	-	309	-	-	-	-	-
BCO. POPULAR ESPANOL	21/06/2004	3.28	-	-	2,906	-	-	-	-	-
CAJA MADRID	21/06/2004	3.18	-	-	7,238	-	-	-	-	-
BANKINTER	26/06/2004	3.08	-	-	2,710	-	-	-	-	-
BCO.ZARAGOZANO	28/07/2004	3.03	-	-	1,661	-	-	-	-	-
CAIXA NOVA	28/07/2004	3.03	-	-	4,114	-	-	-	-	-
CAJA ESPANA	28/07/2004	3.28	-	-	8,096	-	-	-	-	-
CAJA DUERO	20/06/2006	3.03	-	-	-	4,315	4,315	2,123	-	-
CAJA MADRID	25/10/2007	3.03	-	-	-	5,452	5,452	5,452	5,843	-
CAJA ESPANA	17/06/2008	3.28	-	-	-	1,703	1,703	1,703	1,703	854
BANESTO	15/07/2008	3.28	-	-	-	6,758	6,758	6,758	6,753	44
BANCO DE CASTILLA	25/06/2007	3.45	-	-	-	125	125	125	179	-
CAIXANOVA	6/05/2008	4.5	-	-	-	-	-	-	-	12,776
CITIBANK N.A.	27/03/2006	3.06	-	-	-	5,618	10,113	5,618	-	-
COMERICA BANK	27/03/2006	3.06	-	-	-	103,944	187,099	103,944	-	-
BANCOMEXT	27/03/2006	3.06	-	-	-	56,186	101,134	56,186	-	-
WACHOVIA	27/03/2006	3.06	-	-	-	42,139	75,851	42,139	-	-
CAIXANOVA	27/03/2006	3.06	-	-	-	16,855	30,340	16,855	-	-
CITIBANK N.A.	27/03/2008	3.43	-	-	-	1,685	5,056	8,427	11,799	6,742
COMERICA BANK	27/03/2008	3.43	-	-	-	14,745	44,236	73,727	103,219	58,982
BANCOMEXT	27/03/2008	3.43	-	-	-	11,267	33,764	56,186	78,660	44,948
CAIXANOVA	27/03/2008	3.43	-	-	-	2,809	8,427	14,046	19,665	11,237
BANK OF MONTREAL	27/03/2008	3.43	-	-	-	5,618	16,855	28,093	39,330	22,474
BANAMEX	27/03/2007	8.49	58,056	309,635	-	-	-	-	-	-
COMERICA BANK	27/03/2007	8.49	19,500	104,000	-	-	-	-	-	-
BANCOMEXT	27/03/2007	8.49	16,587	88,467	-	-	-	-	-	-
CITIBANK N.A.	28/05/2004	3.48	-	-	111,248	-	-	-	-	-
BBVA BANCOMER	13/02/2004	3.42	-	-	44,948	-	-	-	-	-
BBVA BANCOMER	13/02/2004	3.42	-	-	50,567	-	-	-	-	-
BBVA BANCOMER	13/02/2004	3.42	-	-	117,990	-	-	-	-	-
CITIBANK N.A.	28/05/2004	3.52	-	-	224,744	-	-	-	-	-
BANORTE	11/02/2004	4.69	-	-	55,062	-	-	-	-	-
COMERICA BANK	16/01/2004	3.4	-	-	17,979	-	-	-	-	-
BANK OF AMERICA	2/01/2004	5	-	-	34,835	-	-	-	-	-
BANCO BOGOTA	5/02/2004	12.54	-	-	2,212	-	-	-	-	-
BANCO BOGOTA	15/04/2004	16	-	-	171	-	-	-	-	-
BANCO BOGOTA	10/05/2004	12.54	-	-	2,271	-	-	-	-	-
CITIBANK N.A.	19/03/2004	12.5	-	-	40,245	-	-	-	-	-
CITIBANK N.A.	12/01/2004	3.42	-	-	33,711	-	-	-	-	-
BANORTE	8/03/2004	4.18	-	-	56,186	-	-	-	-	-
BANORTE	5/03/2004	4.18	-	-	33,711	-	-	-	-	-
CITIBANK N.A.	9/02/2004	3.43	-	-	22,474	-	-	-	-	-
WITH WARRANTY
SANTANDER-SERFIN	31/01/2006	8.75	22,388	25,901	-	-	-	-	-	-
SANTANDER-SERFIN	31/01/2006	8.75	12,062	14,439	-	-	-	-	-	-
INBURSA	31/12/2006	5.19	-	-	-	4,494	4,494	35,959	-	-
SCOTIABANK	1/02/2005	3.14	-	-	-	41,982	56,059	-	-	-
CITIBANK	1/01/2004	2.96	-	-	10,746	-	-	-	-	-
CITIBANK	1/08/2006	3.25	-	-	-	2,616	2,616	1,979	-	-
CITIBANK	1/09/2006	3.45	-	-	-	1,872	1,872	1,395	-	-
BANCO NACIONAL DE MEXICO, S.	4/09/2006	3.45	-	-	-	5,618	5,618	5,618	-	-
BANCO NACIONAL DE MEXICO, S.	4/09/2006	3.45	-	-	-	22,474	22,474	22,474	-	-
BANCO NACIONAL DE MEXICO, S.	4/09/2006	3.45	-	-	-	51,724	51,724	51,724	-	-
BANCO NACIONAL DE MEXICO, S.	4/09/2006	3.45	-	-	-	7,495	7,495	7,495	-	-
CONACYD	13/10/2005	3.39	5,708	5,736	-	-	-	-	-	-
BANCO PASTOR	28/02/2008	3.53	-	-	-	3,936	3,936	3,936	3,936	1,972
BANCO DE CASTILLA	5/04/2008	3.38	-	-	-	3,406	3,406	3,406	3,406	1,848
SANTANDER-SERFIN	31/01/2006	8.75	17,091	20,103	-	-	-	-	-	-
INBURSA	31/12/2006	5.19	-	-	-	29,216	29,216	233,733	-	-
TOTAL BANKS			459,126	1,385,818	1,952,493	1,318,036	813,842	833,217	314,275	225,046

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
LISTED IN THE MEXICAN STACK EXCHANGE
UNSECURED DEBT
PUBLICO	22/03/2004	8.75	-	-	134,871	-	-	-	-	-
PUBLICO	12/10/2004	6.46	154,710	-	-	-	-	-	-	-
PUBLICO	12/10/2006	9.9	-	478,116	-	-	-	-	-	-
PUBLICO	7/06/2006	9	-	617,057	-	-	-	-	-	-
PUBLICO	2/10/2008	9.13	-	360,000	-	-	-	-	-	-
PUBLICO	22/12/2008	9.83	-	1,000,000	-	-	-	-	-	-
PUBLICO	5/02/2009	9.6	-	150,312	-	-	-	-	-	-
PUBLICO	15/04/2004	9.18	63,450	-	-	-	-	-	-	-
PUBLICO	29/08/2004	8.8	26,000	-	-	-	-	-	-	-
PUBLICO	4/02/2004	8.11	80,000	-	-	-	-	-	-	-
PUBLICO	1/11/2013	11.75	-	-	-	-	-	-	-	2,504,159
PUBLICO	15/05/2007	11.38	-	1,253,364	-	-	-	-	709,145	-
CREDIT SUISSE FIRST BOSTON	30/04/2009	11.5	-	-	-	-	-	-	-	695,509
OBSA	24/02/2004	9.79	310,000	-	-	-	-	-	-	-
TOTAL STOCK EXCHANGE			634,160	3,858,849	134,871	-	-	-	709,145	3,199,668

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
SUPPLIERS
TRACTEBEL ENERGIA DE MONTERR	1/0/1900		67,769	-	-	-	-	-	-	-
PEMEX GAS Y PETROQUIMICA BAS	1/0/1900		46,401	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME	1/0/1900		38,497	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,	1/0/1900		34,134	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS	1/0/1900		31,718	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.	1/0/1900		31,028	-	-	-	-	-	-	-
IBM DE MEXICO, COM. Y SERVIC	1/0/1900		29,408	-	-	-	-	-	-	-
EDS DE MEXICO, S. A. DE C. V	1/0/1900		21,093	-	-	-	-	-	-	-
FABRICAS MONTERREY, S.A. DE	1/0/1900		19,695	-	-	-	-	-	-	-
TFM S.A DE C.V.	1/0/1900		19,539	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S	1/0/1900		19,156	-	-	-	-	-	-	-
ENVASES UNIVERSALES DE MEXIC	1/0/1900		19,136	-	-	-	-	-	-	-
PRAXAIR MEXICO, S.A. DE C.V.	1/0/1900		18,728	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.	1/0/1900		17,585	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.	1/0/1900		15,838	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA	1/0/1900		15,473	-	-	-	-	-	-	-
WEYERHAEUSER DE MEXICO, S.A.	1/0/1900		12,607	-	-	-	-	-	-	-
RTS EMPAQUES S. DE RL. DE C.	1/0/1900		11,755	-	-	-	-	-	-	-
CARTON Y PAPEL DEL HUAJUCO,	1/0/1900		11,499	-	-	-	-	-	-	-
MADERAS Y EMPAQUES SAN FERNA	1/0/1900		10,249	-	-	-	-	-	-	-
RESIRENE S.A. DE C.V.	1/0/1900		8,150	-	-	-	-	-	-	-
MATERIAS PRIMAS MINERALES DE	1/0/1900		8,124	-	-	-	-	-	-	-
MAQUINADOS MARFER, S.A. DE C	1/0/1900		7,948	-	-	-	-	-	-	-
RISOUL Y CIA, S. A. DE C. V.	1/0/1900		7,850	-	-	-	-	-	-	-
MCKINSEY & COMPANY INC. MEXI	1/0/1900		7,671	-	-	-	-	-	-	-
MAQUINARIA DIESEL, S.A. DE C	1/0/1900		7,495	-	-	-	-	-	-	-
INSTALACIONES Y EQUIPOS IND.	1/0/1900		7,345	-	-	-	-	-	-	-
GRUPO CONVERMEX S.A. DE C.V.	1/0/1900		7,301	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO	1/0/1900		-	-	111,328	-	-	-	-	-
PILKINGTON BROTHER LTD	1/0/1900		-	-	60,408	-	-	-	-	-
ARCO ALUMINUM, INC.	1/0/1900		-	-	53,789	-	-	-	-	-
SOLUTIA, INC.	1/0/1900		-	-	40,975	-	-	-	-	-
ALCAN ALUMINUM CORPORATION	1/0/1900		-	-	32,624	-	-	-	-	-
UNION PACIFIC RAILROAD CO.	1/0/1900		-	-	30,959	-	-	-	-	-
ATOFINA CHEMICALS, INC.	1/0/1900		-	-	21,530	-	-	-	-	-
FORD MOTOR COMPANY	1/0/1900		-	-	13,404	-	-	-	-	-
TECHINT COMPAGNIA TECNICA IN	1/0/1900		-	-	12,762	-	-	-	-	-
PHILLIPS 66 COMPANY	1/0/1900		-	-	12,320	-	-	-	-	-
AFG INDUSTRIES INC.	1/0/1900		-	-	10,325	-	-	-	-	-
RECTICEL N.A. INC.	1/0/1900		-	-	10,283	-	-	-	-	-
U.S. BORAX	1/0/1900		-	-	9,098	-	-	-	-	-
REXAM BEVERAGE CAN AMERICAS	1/0/1900		-	-	9,027	-	-	-	-	-
LIBBEY OWENS FORD CO.	1/0/1900		-	-	8,076	-	-	-	-	-
CAPALUX INC	1/0/1900		-	-	7,837	-	-	-	-	-
AMERICAN FUJI SEAL,INC	1/0/1900		-	-	7,170	-	-	-	-	-
O.C.F. CORPORATE ALLOY OPERA	1/0/1900		-	-	6,743	-	-	-	-	-
OTROS	1/0/1900		317,153	-	852,403	-	-	-	-	-
TOTAL SUPPLIERS			870,345	-	1,311,061	-	-	-	-	-

Otros pasivos	1/0/1900		695,149	-	1,566,113	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			695,149	-	1,566,113	-	-	-	-	-

TOTAL			2,658,780	5,244,667	4,964,538	1,318,036	813,842	833,217	1,023,420	3,424,714

TRADE BALANCE AND MONTERAY POSITION IN FOREIGN EXCHANGE

ANNEX 6

(Thousands of Pesos)

	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF PESOS

TOTAL ASSETS	792,663	8,907,318	-	-	8,907,318

LIABILITIES POSITION	1,141,649	12,828,942	-	-	12,828,942
SHORT TERM LIABILITIES POSITION	559,087	6,282,574	-	-	6,282,574
LONG TERM LIABILITIES POSITION	582,562	6,546,368	-	-	6,546,368

NET BALANCE	(348,986)	(3,921,624)	-	-	(3,921,624)

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION (1)

ANNEX 7

(Thousands of Pesos)

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS

JANUARY	5,582,597	18,671,553	13,088,956	1	66,233
FEBRUARY	5,417,717	18,904,667	13,486,950	0	22,324
MARCH	6,157,973	19,980,830	13,822,857	1	78,019
APRIL	6,825,591	20,546,068	13,720,477	0	32,710
MAY	6,342,446	19,864,306	13,521,861	0	5,426
JUNE	5,758,460	20,839,507	15,081,048	1	80,444
JULY	5,665,219	20,787,904	15,122,685	(0)	(1,531)
AUGUST	5,517,463	20,638,838	15,121,375	(0)	(989)
SEPTEMBER	5,389,142	20,811,017	15,421,874	0	58,799
OCTOBER	5,510,751	20,194,286	14,683,535	0	52,925
NOVEMBER	6,197,144	20,931,264	14,734,121	1	132,540
DECEMBER	5,797,499	20,921,373	15,123,874	0	42,968

TOTAL					569,870